UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

Meru Networks, Inc.

(Exact name of registrant as specified in its charter)

001-34659

(Commission File Number)

Delaware	26-0049840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive, Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 215-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 30, 2013, Meru Networks, Inc. (the “Company”) issued a press release reporting its financial results for its second quarter ended June 30, 2013. A copy of the press release is furnished herewith as Exhibit 99.1.

The information in Item 2.02 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 shall not be incorporated by reference in any registration statement or other document filed by the Company with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On July 29, 2013, Kamal Anand, Senior Vice President and General Manager of Healthcare and named executive officer of the Company, resigned from the Company effective August 23, 2013. Sarosh Vesuna, a current executive officer of the Company, will assume responsibility for Mr. Anand’s position and will become Vice President and General Manager of Education and Healthcare.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated July 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: July 30, 2013	By:	/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 30, 2013.

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